Exhibit 99.1

Poshmark, Inc. Reports Third Quarter 2021 Financial Results

Q3 Gross Merchandise Value Increased 18% Year over Year to $442.5 million

Q3 Total Revenue Grew 16% Year over Year to $79.7 million

Q3 Adjusted EBITDA was $0.3 million with margins of 0.3%

REDWOOD CITY, Calif. (November 9, 2021) - Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for the third quarter ended September 30, 2021. The Company posted net revenues of $79.7 million, which is a 16% year-over-year increase from the third quarter of 2020. Gross Merchandise Value (“GMV”) grew 18% year-over-year to $442.5 million, up from $375.4 million in the same period last year.

“Next month marks a decade since Poshmark's founding, sparking a new era that puts social engagement and sustainability at the forefront of the shopping experience. Our asset-light model, which is both adaptable and responsive to changing consumer demands and insulated from supply chain disruption, is uniquely positioned to thrive in the current environment,” said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “We delivered a solid quarter and our sixth consecutive quarter of operating profitability, despite difficult comparisons and the headwinds of Apple privacy changes, and our investments in marketing accelerated Trailing-Twelve-Months Active Buyer growth. We have a long runway of growth ahead, driven by strategic investments in product innovation, opening our platform to larger brands with Brand Closets, and expanding authentication services to cement our marketplace as the trusted choice for buyers, all of which will help fuel long-term growth of our business.”

Third Quarter 2021 Key Metrics and Financial Highlights:

●	GMV was $442.5 million, an increase of 18% year-over-year from $375.4 million in the third quarter of 2020. Quarterly GMV has increased year-over-year for the past 15 quarters.
●	Trailing 12 months Active Buyers reached 7.3 million in the third quarter of 2021, a 17% year-over-year increase from 6.2 million from the third quarter of 2020.
●	Net revenue was $79.7 million, a 16% increase year-over-year from $68.8 million in the third quarter of 2020.
●	Adjusted EBITDA for the third quarter of 2021 was $0.3 million which decreased from $15.0 million in the third quarter of 2020. Adjusted EBITDA margin was 0.3% in the third quarter of 2021.
●	GAAP results from operations was a ($7.2) million loss in the third quarter of 2021, compared to income of $11.7 million in the third quarter of 2020 and includes $6.7 million and $2.6 million in stock-based compensation, respectively.
●	Non-GAAP results from operations (excluding stock-based compensation) was ($0.6) million loss, compared to income of $14.3 million in the third quarter of 2020.
●	GAAP diluted net (loss) income per share attributable to common stockholders was ($0.09) compared to $0.44 in the third quarter of 2020.
●	Cash, cash equivalents, and marketable securities were $589.0 million as of September 30, 2021.

Business Highlights:

●	At the end of July, we expanded our partnership with Affirm to broaden their Split Pay Products to include items between $50 to $200, up from $200 previously.
●	In September, we entered India, our third international market, bringing our community and marketplace to Asia for the first time.
●	In October we acquired Suede One, a platform that combines machine learning, computer vision, and expert human review to virtually authenticate sneakers.
●	At the end of October, we launched our Brand Closets program, which enables large-scale brands to open a closet on Poshmark to directly connect, converse with, and sell to our highly engaged community of over 80 million users, accessing a new sales channel that is the future of shopping.

Fourth Quarter 2021 Guidance:

●	Expected Revenue range:	$80.0 to $82.0 million
●	Adjusted EBITDA range:	($7.0) to ($8.0) million

Webcast and Conference Call Information:

Poshmark, Inc. will host a conference call to review these results at 1:45 p.m. Pacific Time today, November 9, 2021. Interested parties may listen to the conference call via live webcast by accessing the Company’s Investor Relations website (investors.poshmark.com) under the events section. A webcast replay of the earnings conference call will also be available on the Poshmark website through the same link following the conference call this evening, for at least three months thereafter.

About Poshmark, Inc.:

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home, and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of ecommerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, and YouTube.

Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:

ir@poshmark.com

Media Relations Contact:

pr@poshmark.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements include, but are not limited to, statements that we make relating to our future financial performance, including our guidance on financial results for the fourth quarter of 2021.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into active buyers and active sellers; our ability to maintain profitability; the impact of COVID-19 on our business and our consumers; the growth rates in the markets in which we compete; our ability to manage growth effectively; our ability to maintain the vibrancy of our community and trustworthiness of our marketplace; our dependence on sellers to provide a fulfilling experience to buyers; and our reliance on third-party shipping partners such as the United States Postal Service. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. Additional information will be provided in our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 and other filings we make from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements.

The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP results from operations (excluding stock-based compensation) and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, interest income, other expense, net, and provision (benefit) for income taxes. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP results from operations (excluding stock-based compensation) is a non-GAAP financial measure that is calculated as GAAP results from operations plus stock-based compensation. We believe that adding back stock-based compensation, as adjustments to our GAAP results from operations for all periods presented provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations.

Poshmark, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net revenue	$68,782	$79,650	$192,760	$242,363
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	11,359	12,082	31,924	37,798
Operations and support	10,135	13,199	27,871	41,062
Research and development	8,083	12,325	22,226	43,574
Marketing	19,173	36,385	65,449	104,578
General and administrative	7,620	12,070	21,321	43,706
Depreciation and amortization	752	827	2,130	2,463
Total costs and expenses	57,122	86,888	170,921	273,181
Income (loss) from operations	11,660	(7,238)	21,839	(30,818)
Interest income	63	77	540	201
Other expense, net
Change in fair value of redeemable convertible preferred stock warrant liability	(125)	—	(500)	(2,816)
Change in fair value of the convertible notes	(516)	—	(516)	(49,481)
Loss on extinguishment of the convertible notes	—	—	—	(1,620)
Other, net	(204)	(36)	(232)	(220)
	(845)	(36)	(1,248)	(54,137)
Income (loss) before provision (benefit) for income taxes	10,878	(7,197)	21,131	(84,754)
Provision (benefit) for income taxes	105	—	225	(30)
Net income (loss)	$10,773	$(7,197)	$20,906	$(84,724)
Undistributed earnings attributable to participating securities	(2,643)	—	(12,776)	—
Net income (loss) attributable to common stockholders	$8,130	$(7,197)	$8,130	$(84,724)
Net income (loss) per share attributable to common stockholders, basic	$0.65	$(0.09)	$0.65	$(1.18)
Net income (loss) per share attributable to common stockholders, diluted	$0.44	$(0.09)	$0.45	$(1.18)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic	12,595	76,479	12,433	71,639
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, diluted	18,390	76,479	17,924	71,639
(1) Includes stock-based compensation expense as follows:
Operations and support	$192	$758	$521	$3,810
Research and development	952	3,145	2,028	16,882
Marketing	397	969	1,012	5,297
General and administrative	1,080	1,796	2,522	12,923
Total	$2,621	$6,668	$6,083	$38,912

Poshmark, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	December 31,	September 30,
	2020	2021
Assets
Current assets
Cash and cash equivalents	$235,834	$589,028
Marketable securities	26,238	—
Prepaid expenses and other current assets	7,905	9,340
Total current assets	269,977	598,368
Property and equipment, net	8,447	7,899
Other assets	7,010	1,816
Total assets	$285,434	$608,083
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$12,317	$10,620
Funds payable to customers	117,127	136,358
Accrued expenses and other current liabilities	35,859	39,067
Total current liabilities	165,303	186,045
Redeemable convertible preferred stock warrant liability	3,494	—
Long-term portion of deferred rent and other liabilities	4,823	3,803
Convertible notes	55,421	—
Total liabilities	229,041	189,848
Commitments and contingencies
Redeemable convertible preferred stock	156,175	—
Stockholders’ (deficit) equity
Preferred Stock	—	—
Common stock	1	—
Class A and Class B common stock	—	8
Additional paid-in capital	28,300	631,971
Treasury stock, at cost	—	(2,651)
Accumulated deficit	(126,509)	(211,233)
Accumulated other comprehensive (loss) income	(1,574)	140
Total stockholders’ (deficit) equity	(99,782)	418,235
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$285,434	$608,083

Poshmark, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2020	2021
Cash flows from operating activities
Net income (loss)	$20,906	$(84,724)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,130	2,463
Stock-based compensation	6,083	38,912
Change in fair value of redeemable convertible preferred stock warrant liability	500	2,816
Change in fair value of the convertible notes	516	49,481
Loss on extinguishment of the convertible notes	—	1,620
Accretion of discounts and amortization of premiums on marketable securities, net	(125)	237
Other	3	4
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(4,551)	2,302
Accounts payable	10,827	(1,697)
Funds payable to customers	31,660	19,231
Accrued expenses and other liabilities	240	2,188
Net cash provided by operating activities	68,189	32,833
Cash flows from investing activities
Purchases of property and equipment	(1,102)	(1,580)
Purchases of marketable securities	(67,929)	—
Maturities of marketable securities	75,957	26,000
Sales of marketable securities	27,208	—
Net cash provided by investing activities	34,134	24,420
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions and offering costs	—	293,692
Proceeds from issuance of common stock warrants	—	100
Tax withholding related to vesting of restricted stock units	—	(2,651)
Proceeds from exercise of stock options	883	4,705
Proceeds from borrowing on convertible notes	50,000	—
Net cash provided by financing activities	50,883	295,846
Effect of foreign exchange rate changes on cash and cash equivalents	34	95
Net increase in cash and cash equivalents	153,240	353,194
Cash and cash equivalents
Beginning of year	63,318	235,834
End of year	$216,558	$589,028

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net income (loss) attributable to common stockholders	$8,130	$(7,197)	$8,130	$(84,724)
Adjusted to exclude the following:
Depreciation and amortization	752	827	2,130	2,463
Stock-based compensation	2,621	6,668	6,083	38,912
Interest income	(63)	(77)	(540)	(201)
Other expense, net	845	36	1,248	54,137
Provision (benefit) for income taxes	105	—	225	(30)
Undistributed earnings attributable to participating securities	2,643	—	12,776	—
Adjusted EBITDA	$15,033	$257	$30,052	$10,557

The following table reflects the reconciliation of GAAP income (loss) from operations to non-GAAP income (loss) from operations for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
GAAP income (loss) from operations	$11,660	$(7,238)	$21,839	$(30,818)
Adjusted to exclude the following:
Stock-based compensation	2,621	6,668	6,083	38,912
Non-GAAP income (loss) from operations	$14,281	$(570)	$27,922	$8,094

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Nine Months Ended September 30,
	2020	2021
GAAP net cash provided by operating activities	$68,189	$32,833
Less: purchases of property and equipment	(1,102)	(1,580)
Non-GAAP free cash flow	$67,087	$31,253